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                                                                    EXHIBIT 5.01

                               ALSTON & BIRD LLP
                              Bank of America Plaza
                       101 South Tryon Street, Suite 4000
                            Charlotte, NC 28280-4000

                                  704-444-1000
                                Fax: 704-444-1111
                                 www.alston.com

                                 August 14, 2003

Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Homestore, Inc., a Delaware corporation (the "COMPANY") in connection with the filing of the above-referenced Registration Statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), 18,256,503 shares of the Company's Common Stock, par value $.001 per share (the "SHARES"), for sale by certain stockholders of the Company (the "SELLING STOCKHOLDERS"). The Selling Stockholders intend, following the effectiveness of the Registration Statement, to sell the Shares from time to time in the manner set forth in the Registration Statement and the related prospectus, including any prospectus supplement. The Shares are being registered for the account of the Selling Stockholders. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, (iii) a specimen certificate representing the Common Stock of the Company, (iv) records of proceedings of the Boards of Directors of the Company deemed by us to be relevant to this opinion letter, (v) the Agreement and Plan of Reorganization dated October 26, 2000 among the Company, Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc., Welcome Wagon International, Inc., Cendant Membership Services Holdings, Inc. and Cendant Corporation, (vi) the Registration Statement, and (vii) other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations, as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We do not express any opinion herein concerning any other laws.

    One Atlantic Center          90 Park Avenue         3201 Beechleaf Court,   601 Pennsylvania Avenue, N.W.
1201 West Peachtree Street     New York, NY 10016             Suite 600           North Building, 10th Floor
  Atlanta, GA 30309-3424          212-210-9400         Raleigh, NC 27604-1062     Washington, DC 20004-2601
       404-881-7000            Fax: 212-210-9444            919-862-2200                 202-756-3300
     Fax: 404-881-7777                                    Fax: 919-862-2260           Fax: 202-756-3333

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August 14, 2003
Page 2

         This opinion letter is provided to the Company for its use solely in connection with the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

         Based on the foregoing, and subject to the limitations set forth herein, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            ALSTON & BIRD LLP

                                            By: /s/ H. BRYAN IVES, III
                                               ---------------------------------
                                                     H. Bryan Ives, III
                                                     A Partner